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                                                                     Exhibit 4.1


                                                                  EXECUTION COPY


                   AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
                              INVESTORS' AGREEMENT

         AMENDMENT NO. 1 dated as of June 15, 2001 to the Amended and Restated Investors' Agreement dated as of June 19, 2000, as amended (the "INVESTORS' AGREEMENT").

                              W I T N E S S E T H:

         WHEREAS, Charles River Laboratories International, Inc., a Delaware corporation (the "COMPANY"), and several stockholders from time to time parties thereto (the "STOCKHOLDERS") have entered into the Investors' Agreement;

         WHEREAS, in order to change the notice provision to the Stockholders in connection with their Registration Rights; and

         WHEREAS, in order to permit other stockholders, not party to the Investors' Agreement, to exercise their registration rights, the Company, DLJ Merchant Banking II, Inc. and B&L CRL, Inc. desire to amend the Investors' Agreement as provided hereunder in accordance with Section 6.06 thereof.

         NOW, THEREFORE, it is agreed as follows:

         SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Investors' Agreement has the meaning assigned to such term in the Investors' Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Investors' Agreement shall, after this Amendment becomes effective, refer to the Investors' Agreement as amended hereby.

         SECTION 2.  AMENDMENT TO SECTION 5.01 OF THE INVESTORS' AGREEMENT.

         (a) Section 5.01(a) is hereby amended by replacing "at least 30 days prior to the anticipated filing" with "at least 2 days after the filing".

         (b) Section 5.01(a)(ii) is hereby amended by replacing "within 15 days after receipt" with "within 5 days after receipt", and by adding the phrase "and any other stockholder (not party to this Agreement) entitled to registration rights" after the parenthetical which defines "Holders" and after the term "Holders".


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         (c) Section 5.01(b) is hereby amended by replacing "the 15-day period"
in the first sentence with "the 5-day period".

         (d) Section 5.01(e) is hereby amended by adding the following paragraph
(E):

                  "(E) fifth: any securities proposed to be registered by any other stockholders, not subject to this Agreement, that have registration rights (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other stockholders on the basis of the relative number of shares of securities requested to be included in such registration)."

         SECTION 3. AMENDMENT TO SECTION 5.02 OF THE INVESTORS' AGREEMENT.

         (a) Section 5.02(a) of the Investors' Agreement is hereby amended by replacing "at least 30 days prior to the anticipated filing" with "at least 2 days after the filing", by replacing "within 15 days after receipt" with "within 5 days after receipt", and by adding the following sentence after the definition of Incidental Rights:

         "; PROVIDED that such Incidental Registration rights do not apply to a registration pursuant to Section 6.4(b) of the Stock Purchase Agreement by and among Charles River Laboratories, Inc., Primedica Corporation, TSI Corporation and Genzyme Transgenics Corporations ("Genzyme"), dated February 6, 2001, as amended from time to time ( the "Primedica Purchase Agreement")".

         (b) Section 5.02(b)(ii) of the Investors' Agreement is hereby amended and restated in its entirety to read as follows:

                           (ii) second, all Registrable Securities requested to
                  be included in such registration by the DLJMB Entities and their Permitted Transferees, or any Other Stockholder pursuant to this Section 5.02 and any other stockholder entitled to registration rights requested to be included (allocated if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders and any other stockholders, not party to this Agreement, on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration); PROVIDED that the Company may permit Genzyme to sell more than its pro rata amount up to 658,945 shares of the Company's common stock which Genzyme received pursuant to the Primedica Purchase Agreement.


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         SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

         SECTION 5. EFFECTIVENESS. This Amendment will be effective as of the date hereof when signed by the Company, DLJ Merchant Banking II, Inc. and B&L CRL, Inc.



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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the 15th day of June 2001.



                                             Charles River Laboratories,
                                             International, Inc.


                                             By:
                                                ------------------------
                                                Name:
                                                Title:



                                             DLJ Merchant Banking II, Inc.


                                             By:
                                                ------------------------
                                                Name:
                                                Title:



                                             B&L CRL, Inc.


                                             By:
                                                ------------------------
                                                Name:
                                                Title:



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